                                                                    EXHIBIT 23.2

                                            May 26, 2000

BOARD OF DIRECTORS
BOONTON ELECTRONICS CORPORATION

    We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reports dated January 27, 2000 and November 30, 1998 which appear on pages 17 and 18 of the annual reports on Form 10KSB of Boonton Electronics Corporation for the years ended September 30, 1999 and 1998, respectively, and to the reference to our Firm under the caption 'Experts' in the Prospectus.



                                                /S/ POLAKOFF WEISMANN LEEN LLC
                                                ------------------------------
                                                    Polakoff Weismann Leen LLC